SECURITIES PURCHASE AGREEMENT
                                      AMONG
                              MDNH PARTNERS, L.P.,
                                 KENDU PARTNERS
                                       AND
                          TELSCAPE INTERNATIONAL, INC.


      This SECURITIES PURCHASE AGREEMENT is entered into as of December 18, 1998 (the "AGREEMENT"), by and among MDNH Partners, L.P., a California limited partnership ("MDNH"), Kendu Partners, a California general partnership ("Kendu," and together with MDNH, the "INVESTORS"), and Telscape International, Inc., a Texas corporation (the "COMPANY").

                                    RECITALS

      A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investors, and the Investors shall purchase from the Company, up to 950,000 shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK").

      B. Except as otherwise provided in this Agreement, such investments will be made in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the
"Securities Act"),
and/or upon such other exemption from the registration requirements of the Securities Act as may be available.

      NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated by this reference and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

      SECTION 1.1 INITIAL PURCHASE.

      (a) Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, 250,000 shares of Common Stock (the "INITIAL SHARES") at $6.00/share (for a total purchase price of $1,500,000) (the "PURCHASE PRICE"). MDNH shall purchase 125,000 of the Initial Shares for a total purchase price of $750,000 and Kendu shall purchase 125,00 of the Initial Shares for a total purchase price of $750,000.

      (b) The closing of the purchase and sale of the Initial Shares (the "INITIAL CLOSING") shall be held at the offices of Coblentz, Patch Duffy & Bass, LLP, located at 222 Kearny Street, San Francisco, California 94104, on the first business day following execution of this Agreement and satisfaction of all conditions set forth in Section 2.1 (the "INITIAL CLOSING DATE") or at such other time or place as the parties may agree. With respect to the sale of the Initial Shares, on or before the Initial Closing Date, (i) the Company shall deliver to the Investors certificates for the Initial Shares and (ii) the Investors shall deliver or cause to be delivered to the Company the Purchase Price (less the PCM Commission set forth in Section 1.6 hereof) by wire transfer of immediately available funds to one or more accounts designated by the Company.

      SECTION 1.2.OPTIONAL PURCHASES.

      (a) In addition to the purchase of the Initial Shares pursuant to Section
1.1 above, the Investors agree to purchase during the Commitment Period (as such term is defined below), at the Company's option and subject to the conditions set forth in Section 2.2, up to $2,000,000 of shares of Common Stock (the "FIRST OPTION SHARES") at a price equal to 80% of the Market Price (as such term is defined below) of such shares. Beginning thirty (30) days after the closing of the purchase and sale of all or any portion of the First Option Shares, the Investors agree to purchase during the Commitment Period, at the Company's option and subject to the conditions set forth in Section 2.2, up to an additional $1,500,000 of shares of Common Stock (the "SECOND OPTION SHARES") at a price equal to 80% of the Market Price of such shares. The First Option Shares and the Second Option Shares are referred to herein collectively as the "OPTION SHARES." Notwithstanding anything herein to the contrary, up to $500,000 of the Option Shares may be purchased from certain shareholders of the Company who shall be selected by the President or any Vice President of the Company (the "Selling Shareholders"), rather than directly from the Company. The Company acknowledges and agrees that the shares purchased from Selling Shareholders shall be deemed to be part of the Option Shares. The term "COMMITMENT PERIOD" means the period commencing five (5) Trading Days after public disclosure and release of the Company's 1998 earnings pursuant to the rules and requirements under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and expiring six months after the Initial Closing Date. The term "TRADING DAY" means any day during which the Principal Market (as such term is defined below) shall be open for business. The term "PRINCIPAL MARKET" means the NASDAQ National Market, the NASDAQ Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Company's Common Stock. The term "MARKET PRICE" means the average closing price per share of the Company's Common Stock on the five (5) Trading Days prior to the applicable Optional Closing Date (as such tem is defined below). The Investors may allocate the purchase of Option Shares between themselves as they agree; PROVIDED, HOWEVER, that the obligation of the Investors to purchase Option Shares and to pay the purchase price therefor shall be joint and several obligations of the Investors.

      (b) The closing of the purchase and sale of Option Shares (each, an "OPTIONAL CLOSING") shall be held at the offices of Coblentz, Patch Duffy & Bass, LLP, located at 222 Kearny Street, San Francisco, California 94104, on a Trading Day during the Commitment Period which is five (5) Trading Days after the date on which the Company elects by delivery of an Optional Purchase Notice pursuant to Section 1.3 to sell Option Shares to the Investors, in conformity with the provisions of this Agreement (each, an "OPTIONAL CLOSING DATE" and, together with the Initial Closing Date, the "CLOSING DATES") or at such other time or place as the parties may agree. With respect to each Optional Closing relating to Option Shares, on the applicable Optional Closing Date, (i) the Company shall deliver certificates for the Option Shares to be purchased by the Investors pursuant to this Section 1.2, and (ii) the Investors shall deliver the purchase price of such Option Shares (less the PCM Commission, if any, set forth in Section 1.6 hereof) by wire transfer to the account designated by the Company. In addition, on or prior to each Optional Closing, the Company and the Investors shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

      SECTION 1.3 MECHANICS OF EXERCISE RELATING TO OPTION SHARES.

      (a) DELIVERY OF THE OPTIONAL PURCHASE NOTICE. The Company may deliver only one written notice to purchase First Option Shares and one written notice to purchase Second Option Shares (each notice hereinafter referred to as an "OPTIONAL PURCHASE Notice"). Each Optional Purchase Notice shall set forth the number of Option Shares to be sold in an amount not less than $500,000, in increments of $500,000, subject to the limitations imposed by Sections 1.2 and
2.2 herein. The Company may not deliver an Optional Purchase Notice to the Investors on a day that any event described in Section 1.4 is then occurring or if the applicable conditions set forth in Article II are not satisfied. If any of the events described in Section 1.4 occur on or after the date on which an Optional Purchase Notice is given, but prior to the Optional Closing Date associated with such Optional Purchase Notice, or if the applicable conditions set forth in Section 1.2 or Article II are not satisfied as of the applicable Optional Closing Date (subject to any extension as mutually agreed by the Company and the Investors), such Optional Purchase Notice shall be null, void and of no further force or effect; provided, however, that the nullification and voidance of an Optional Purchase Notice shall not reduce the number of Optional Purchase Notices that the Company may deliver to the Investors. The following example illustrates how the immediately preceding sentence should be interpreted: if an event described in Section 1.4 occurs on or after the date that an Optional Purchase Notice is given by the Company with respect to the First Option Shares and that Optional Purchase Notice is deemed null, void and of no force or effect, the Optional Closing shall be canceled; however, the Company shall have the right to deliver an additional Optional Purchase Notice with respect to the First Option Shares (subject to the conditions set forth in this paragraph) and shall retain its right to deliver an Optional Purchase Notice with respect to the Second Option Shares (subject to the conditions set forth in this paragraph).

      (b) DATE OF DELIVERY OF OPTIONAL PURCHASE NOTICE. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investors if such notice is received prior to 5:00 P.M. Chicago time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. Chicago time. The Optional Purchase Notice may not be delivered or deemed delivered, on a day which is not a Trading Day.

      SECTION 1.4 SUSPENSION OF OPTIONAL PURCHASE OBLIGATION. The Investors shall not be required to purchase Option Shares from the Company on any Optional Closing Date nor may an Optional Purchase Notice be delivered on a day that one or more of the following has occurred or is occurring: (i) the average closing price of the Common Stock on any of the five (5) Trading Days prior to the applicable Optional Closing Date is less than $6.25 per share or more than $15.00 per share, (ii) the Company fails to satisfy in all material respects the requirements in Sections 1.2 and 2.2(a) or (b) as applicable, (iii) any failure or interruption in the compliance in all material respects with the Company's covenants set forth in Article V or (iv) the Company is in possession of material nonpublic information that it has not disclosed and does not disclose to the Investors prior to the relevant Optional Closing Date or material nonpublic information regarding the Company has been disclosed (regardless of by whom) less than five (5) Trading Days before such Optional Closing Date.

      SECTION 1.5 ISSUANCE OF ADDITIONAL SHARES. In the event the Company makes any election to sell Option Shares to the Investors at any time in which the Company is in possession of material nonpublic information that it has not disclosed and does not disclose to the Investors prior to the relevant Optional Closing Date, and the market price of the Common Stock falls within the five (5) Trading Days following disclosure of such information (whether of not such disclosure is made by or on behalf of the Company and regardless of when such disclosure is made), in addition to any other remedies that the Investors may have for such action, the Company shall issue to the Investors, for no additional cost, additional shares of Common Stock. Such shares shall be issued promptly following delivery of a request by Investors to the Company and shall be issued in an amount necessary to reduce the average purchase price of such Option Shares to 80% of the average closing price of the Common Stock on the five (5) Trading Days following release of the nonpublic information.

      SECTION 1.6 PCM COMMISSION. The Company shall pay PCM a commission in connection with the sale of Common Stock hereby in an amount equal to 5.75% of the sales price of such shares (the "PCM COMMISSION"); provided, however, that PCM shall receive no commission with respect to any Option Shares that are sold by Selling Shareholders to the Investors. PCM may, in its sole discretion, elect to receive the PCM Commission in either (i) cash, (ii) warrants to purchase common stock of the Company, on commercially reasonable terms on which the parties will mutually agree in good faith, or (iii) part in cash and part in warrants. The PCM Commission shall be due and payable, and warrants shall be issued, as the case may be, on each Closing Date hereunder with respect to the shares sold on such date. The Company hereby authorizes the Investors to pay any portion of the PCM Commission that is to be paid in cash directly to PCM at each such closing as directed by PCM. In addition, the Company agrees to enter into an amendment to the Investment Banking Agreement by and between the Company and PCM originally dated November 23, 1998 in order to increase the compensation payable to PCM in connection with the services to be provided thereunder to seven (7) percent. Such amendment shall be in the form attached hereto as EXHIBIT A. The Company shall be under no obligation to issue warrants to PCM pursuant to this Section 1.6 until such time as PCM shall make written representations to the Company (which shall be reasonably satisfactory to the Company's counsel) in form and substance similar to those made by the Investors in Article III hereof.

      SECTION 1.7 REGISTRATION OF SHARES. The resale by the Investors of the Initial Shares and the Option Shares shall be subject to a registration rights agreement (the "REGISTRATION

RIGHTS AGREEMENT") to be entered into between the Company and the Investor on the Initial Closing Date. The Registration Rights Agreement shall be in form and substance similar to that agreement which is attached hereto as EXHIBIT B.

                                   ARTICLE II
                              CONDITIONS TO CLOSING

      SECTION 2.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS TO ISSUE AND SELL COMMON STOCK BY THE COMPANY AND TO PURCHASE COMMON STOCK BY THE INVESTOR.

      (a) CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION. The obligation hereunder of the Company to issue and sell the Initial Shares and the Option Shares is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below:

            (i) ACCURACY OF EACH INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

            (ii) PERFORMANCE BY EACH INVESTOR. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to such Closing.

            (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

            (iv) OTHER. The Company shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Company in order for the Company to confirm the Investors' satisfaction of the conditions set forth in this Agreement.

      (b) CONDITIONS PRECEDENT TO EACH INVESTOR'S OBLIGATIONS. The obligation hereunder of each Investor to purchase the Initial Shares and the Option Shares is subject to the satisfaction, at or before each Closing Date, of each of the conditions set forth below:

            (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Closing Date as though made at such time.

            (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the each Closing Date.

            (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

            (iv) ADVERSE CHANGES. Except as described in the Company's press release dated November 30, 1998 (and for each Optional Closing Date, as described in press releases filed after the date of this Agreement) or otherwise disclosed to the Investors, since the date of the Company's last quarterly report pursuant to the Exchange Act, no event which had or is reasonably likely to have a material adverse effect on the business, operations, properties, prospects, or financial condition of the Company (a "MATERIAL ADVERSE EFFECT") has occurred.

            (v) LEGAL OPINIONS. The Company shall have caused to be delivered to the Investors an opinion of the Company's independent counsel in the form of EXHIBIT C attached hereto.

            (vi) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investors a certificate dated as of each Closing Date executed by an executive officer of the Company and to the effect that all the conditions to such Closing have been satisfied as at the date of each such certificate.

            (vii) REGISTRATION RIGHTS AGREEMENT. The Company shall have entered into the Registration Rights Agreement.

            (viii) OTHER. The Investors shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth in this Agreement.

      SECTION 2.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER AN OPTIONAL PURCHASE NOTICE AND THE OBLIGATION OF THE INVESTORS TO PURCHASE OPTION Shares.

      (a) CONDITIONS PRECEDENT OF SECTION 2.1(B). The conditions precedent listed in Section 2.1(b) shall have been satisfied.

      (b) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by Principal Market, the Securities and Exchange Commission (the "SEC") or the National Association of Securities Dealers, Inc. (the "NASD") and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of such Option Shares shall not violate the shareholder approval requirements of the Principal Market.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Each Investor represents and warrants to the Company that:

      SECTION 3.1 INTENT. The Investor (which for purposes of this Article III shall include each beneficial owner of the Common Stock issued hereby, as determined pursuant to Rule 13d-3 under the Exchange Act) is entering into this Agreement for investment for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell, grant any participation in or otherwise distribute such Common Stock to or through any person or entity. Subject to Section 6.3 hereof, the Investor reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

      SECTION 3.2 SOPHISTICATED AND ACCREDITED INVESTOR. (a) The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock issued hereby. The Investor acknowledges that an investment in such Common Stock is speculative and involves a high degree of risk. The Investor acknowledges that the Common Stock to be issued pursuant to this Agreement are "RESTRICTED SECURITIES" within the meaning of the Securities Act and the rules and regulations promulgated thereunder and may not be resold in the absence of an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements.

      (b) The Investor understands that (i) the offering and sale of the Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, (ii) neither the Common Stock nor the sale thereof to the Investor has been registered under the Securities Act, or under any state securities law, and (iii) no registration statement with respect to the Common Stock has been filed with the SEC, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Investor by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming.

      SECTION 3.3 AUTHORIZATION; ENFORCEMENT. (i) The Investor has the requisite partnership power and authority to enter into and perform this Agreement and to purchase the Initial Shares and Option Shares, (ii) the execution, issuance and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action and no further consent or authorization of the Investor or its partners is required, and (iii) this Agreement has been duly executed and delivered by the Investor and constitutes valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      SECTION 3.4 NOT AN AFFILIATE. The Investor is not an officer, director or "AFFILIATE" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      SECTION 3.5 ORGANIZATION AND STANDING. MDNH represents and warrants to the Company that it is a limited partnership duly organized, validly existing, and in good standing under the laws of California. Kendu represents and warrants to the Company that it is a general partnership duly organized, validly existing, and in good standing under the laws of California.

      SECTION 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

      SECTION 3.7 DISCLOSURE; ACCESS TO INFORMATION. The Investor acknowledges that (i) it has received all information it considers necessary or appropriate for deciding whether to purchase the Common Stock; (ii) as a result of its experience in financial matters, it is properly able to evaluate the capital structure of the Company, the business of the Company and the risks inherent therein and is capable of bearing the economic risks of its investment in the Common Stock; and (iii) it has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company to the extent necessary to evaluate the merits and risks related to its investment in the Common Stock, and all such questions have been answered to the Investor's full satisfaction. The Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Investor has reviewed or received copies of any such reports that have been requested by it.

      SECTION 3.8 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

      SECTION 3.9 NO OTHER ACTION; NON-CONTRAVENTION. (a) No action, consent or approval by or in respect of, or filing with, any governmental authority, agency or official or any other Person is required for the execution, delivery and performance by the Investor of this Agreement.

      (b) The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate its charter or bylaws or other constituent documents (including, without limitation, any limited liability company agreement or partnership agreement) or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of this Agreement or (b) individually or in the aggregate impair the ability of the Investor to perform in any material respect the obligations which it has under this Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to each Investor that:

      SECTION 4.1 COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the NASDAQ National Market System.

      SECTION 4.2 CURRENT PUBLIC INFORMATION. The Company has delivered or made available to the Investor true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the SEC by or with respect to the Company since December 31, 1997, pursuant to the Securities Act or Exchange Act. All such registration statements, reports and documents, together with those registration statements, reports and documents filed pursuant to the Securities Act or Exchange Act subsequent to the date of this Agreement are collectively referred to herein as the "SEC DOCUMENTS".

      SECTION 4.3 NO GENERAL SOLICITATION IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of the Common Stock, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

      SECTION 4.4 VALID ISSUANCE OF COMMON STOCK.

      (a) All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. As of the date of this Agreement, the Company has authorized capitalization consisting of 25,000,000 shares of Common Stock, par value $.001 per share, 5,000,000 shares of Preferred Stock, par value $.001 per share, and 1,000,000 shares of Series A Preferred Stock, par value $.001 per share. Stock options granted or reserved for issuance to employees and directors of the Company are as described in SCHEDULE
4.4. As of

December 15, 1998, there were issued and outstanding 5,782,749 shares of Common Stock. As of the date of this Agreement, the Company has no other capital stock issued and outstanding and no other outstanding securities convertible into Common Stock other than as set forth in SCHEDULE 4.4.

      (b) The Initial Shares and Option Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. Additionally, the holders of outstanding Common Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the issuance of the Initial Shares and Option Shares to the Investor hereunder.

      SECTION 4.5 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Texas and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Except as disclosed in SCHEDULE 4.5, the Company does not have any subsidiaries. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      SECTION 4.6 AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Initial Shares and Option Shares, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      SECTION 4.7 CORPORATE DOCUMENTS. The Company has furnished or made available or will furnish and make available prior to the Initial Closing Date to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "ARTICLES"), and the Company's bylaws, as amended and in effect on the date hereof (the "BYLAWS").

      SECTION 4.8 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Initial Shares and Option Shares do not and will not (i) result in a violation of the Company's Articles of Incorporation or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the

Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); nor is the Company otherwise in violation of, in conflict with or in default under any of the foregoing (except for such violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Initial Shares and Option Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed pursuant hereto; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.)

      SECTION 4.9 SEC DOCUMENTS. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      SECTION 4.10 NO MATERIAL ADVERSE EFFECT. Since the date of the Company's last quarterly report under the Exchange Act, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries except as described in the Company's press release dated November 30, 1998.

      SECTION 4.11 NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the filing of the Company's most recent SEC Document, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and upon any and its subsidiaries.

      SECTION 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the filing of the Company's most recent SEC Document, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      SECTION 4.13 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth on SCHEDULE 4.13 and in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which could reasonably be expected to result in a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

      SECTION 5.1 REGISTRATION RIGHTS. The Company shall comply in all respects with the terms the Registration Rights Agreement for the term provided for therein.

      SECTION 5.2 LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement, and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible.

      SECTION 5.3 EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

      SECTION 5.4 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

      SECTION 5.5 ADDITIONAL SEC DOCUMENTS. The Company will furnish to the Investors upon request copies of all SEC Documents furnished or submitted to the SEC.

      SECTION 5.6 PENALTIES FOR FAILURE TO OBTAIN OR MAINTAIN EFFECTIVENESS OF A REGISTRATION STATEMENT. In the event (i) the Company fails to file a Registration Statement and obtain the effectiveness of a Registration Statement within nine (9) months from the Initial Closing Date (or for any Option Shares sold to the Investors pursuant to this Agreement, from the relevant Optional Closing Date), (ii) the effectiveness of the Registration Statement is suspended (other than as required by the filing of post-effective amendments as required by law), or (iii) an Investor desires to resell, transfer or otherwise dispose of Registrable Securities and a current prospectus meeting the requirements of
Section 10 of the Securities Act is not available for delivery by such Investor (such suspension in (ii) or failure of delivery in (iii) is referred to herein as a "SUSPENSION"), and such occurrence is not the result of any information provided or failed to be provided by such Investor or some unforeseeable catastrophe affecting the operation of the SEC, the Company shall pay to such Investor within five (5) days following the end of the first 30-day period following the date by which such Registration Statement was required to have been declared effective, or following the date of suspension, in cash, an aggregate amount equal to one half of one percent (0.5%) of the aggregate purchase price of the Common Stock purchased by such Investor hereunder, and for each 30-day period thereafter, an aggregate amount equal to one percent (1%) of the aggregate purchase price of the Common Stock purchased by such Investor hereunder. All amounts payable hereunder shall be paid to the Investor by cashier's check or wire transfer in immediately available funds to such account or accounts as shall be designated in writing by the Investor.

      SECTION 5.9 LEGAL FEES AND EXPENSES. The Company shall pay all reasonable legal fees and expenses incurred by the Investors in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, including without limitation those incurred in connection with the negotiation, drafting, documentation and closing thereof to a maximum of $2,500.

                                   ARTICLE VI
                           LEGENDS; INVESTOR COVENANTS

      SECTION 6.1 LEGENDS. The Initial Shares and Option Shares will bear the following legend
(the "LEGEND"):

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT

            PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

            THESE SECURITIES ARE SUBJECT TO A LOCK-UP AGREEMENT BETWEEN THE HOLDER AND THE COMPANY AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 18, 1998.

      The Initial Shares and Option Shares shall also bear a legend referencing the Lock-Up set forth in Section 6.3.

      SECTION 6.2 INVESTORS' COMPLIANCE. Nothing in this Article VI shall affect in any way each Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

      SECTION 6.3 LOCK-UP PERIOD. (a) Each Investor agrees that it will not sell or transfer, or contract to sell or transfer, any shares of Common Stock acquired hereby until the expiration of nine (9) months after such shares of Common Stock have been acquired.

      (b) In the event of an underwritten public offering of the Company's Common Stock, if the managing underwriter deems it necessary or appropriate that the Investors agree to extend the lock-up period set forth in Section 6.3(a), the parties agree to negotiate in good faith the terms of any such additional lock-up period, including, without limitation, compensation for the Investors. If the parties agree on the terms of any such additional lock-up period (during a period deemed by the underwriter to be necessary or appropriate), the Investors will enter into a written agreement with the underwriter and the Company to that effect (including an agreement not to sell or otherwise transfer or dispose of any shares of Common Stock acquired hereby in a market transaction (including sales pursuant to Rule 144)). The parties acknowledge and agree that if they are unable to agree in good faith on the terms of any such additional lock-up period, the Investors shall have no obligation and the Company shall have no right to extend the lock-up period set forth in Section 6.3(a) above or modify the terms thereof in any manner, regardless of whether of not any underwriter deems any such additional lock-up necessary or appropriate.

      (c) In order to enforce the covenant in Section 6.3(a) and if the parties agree to an extension of the lock-up period pursuant to Section 6.3(b), in order to enforce such agreement the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investor until the end of such period.

                                   ARTICLE VII
                             CHOICE OF LAW AND VENUE

      SECTION 7.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in a state or federal court located in Houston, Texas. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

                                  ARTICLE VIII
              ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; PUBLICITY

      SECTION 8.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by any party to any other person, except that the Company may assign up to $500,000 of the First Option Shares or Second Option Shares to a Selling Shareholder. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investors hereunder with respect to the Common Stock held by such person, and (b) each Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

      SECTION 8.2 ENTIRE AGREEMENT, AMENDMENT. This Agreement, the Registration Rights Agreement, and the other documents delivered or to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      SECTION 8.3 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement (except for a press release announcing the execution of this Agreement and the transactions contemplated hereby), the name of the Investors without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                                   ARTICLE IX
                   NOTICES; COST AND EXPENSES; INDEMNIFICATION

      SECTION 9.1 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

      (a)   if to the Company, to:

                              Telscape International, Inc.
                              2700 Post Oak Boulevard
                              Suite 1000
                              Houston, Texas 77056
                              Attention:  Todd M. Binet, Executive Vice
                                          President
                              Facsimile No.: (713) 968-0930

            with a copy to:

                              Gardere Wynne Sewell & Riggs, L.L.P.
                              333 Clay Avenue, Suite 800
                              Houston, Texas  77002-4086
                              Attention:  Eric A. Blumrosen, Esq.
                              Facsimile No.: (713) 308-5555

      (b)   if to the Investors, to:

                              Kendu Partners
                              220 Bush Street, Suite 660
                              San Francisco, CA 94104
                              Attention:  Doug Engmann
                              Facsimile No.: (415) 781-6469

                              MDNH Partners, L.P.
                              220 Bush Street
                              Suite 660
                              San Francisco, CA 94104
                              Attention: Herb Kerlan.
                              Facsimile No.: (415) 781-6469

            with copies to:
                              Coblentz, Patch, Duffy & Bass, LLP

                              222 Kearny Street, Seventh Floor
                              San Francisco, California 94014
                              Attention:  Louis J. Giraudo, Esq.
                              Facsimile No.:  (415) 989-1663

Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

      SECTION 9.2 INDEMNIFICATION.

      (a) INDEMNIFICATION OF INVESTOR. The Company hereby agrees to indemnify and hold harmless each of the Investors and each Person, if any, who controls the Investors within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and their respective directors and officers (each, an "Investor Indemnified Person") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") to which such Investor Indemnified Person may become subject as the result of any material breach of any representation or warranty or covenant made or to be performed on the part of the Company under this Agreement, and will reimburse any Investor Indemnified Person for all expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Investor Indemnified Person in connection with any such misrepresentation or breach of warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Investor Indemnified Person is a party hereto. Notwithstanding the foregoing, the Company will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Investor Indemnified Person's bad faith or gross negligence or material breach of this Agreement or other documents delivered pursuant hereto.

      (b) INDEMNIFICATION OF THE COMPANY. The Investors, jointly and severally, hereby agree to indemnify and hold harmless the Company, its Subsidiaries and each Person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors and officers (each, a "Company Indemnified Person") from and against and to pay any Damages to which such Company Indemnified Person may become subject as the result of any material breach of any representation or warranty or covenant made or to be performed on the part of an Investor under this Agreement or other documents delivered pursuant hereto, and will reimburse any Company Indemnified Person for all expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Company Indemnified Person in connection with any such misrepresentation or breach of warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Company Indemnified Person is a party hereto. Notwithstanding the foregoing, the Investors will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Company Indemnified Person's bad faith or gross negligence or material breach of this Agreement or other documents delivered pursuant hereto.

      (c) ACTION AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action, suit or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon receipt of such notice from the indemnified party, the indemnifying party shall assume the defense of any such action, suit or proceeding, including the employment of counsel (who shall be reasonably acceptable to the indemnified party) and payment of all fees and expenses. An indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and may participate at its own expense in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified person unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel in writing that representation of such indemnified party and indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 9.3 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party. The indemnifying party shall not be liable for any settlement of any action, suit or proceeding effected without its express prior written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying party agrees to indemnify and hold harmless the indemnified party to the extent provided in this Section 9.2 from and against any Damages by reason of such settlement or judgment.

      SECTION 9.3 CONTRIBUTION. If the indemnification provided for in Section
9.2 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investors on the other hand from the offering of the Initial Shares and Option Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Investors on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Investors on the other hand in connection with the purchase and sale of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the purchase and sale of the Option Shares and Initial Shares pursuant to this Agreement received by the Company and the total net proceeds received by the Investors bear to the aggregate purchase price.

      The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.3. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 9.3, the Investors shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by the Investors exceeds the amount of any Damages which the Investors have otherwise been required to pay pursuant to this Article IX.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 9.3, each person, if any, who controls an Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                                    ARTICLE X
                                  MISCELLANEOUS

      SECTION 10.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

      SECTION 10.2 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 9.2 and 9.3 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      SECTION 10.3 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      SECTION 10.4 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any other reputable pricing service chosen by the Investors and reasonably acceptable to the Company.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

                                    TELSCAPE INTERNATIONAL, INC.

                                    By: ______________________________
                                    Name:  Todd M. Binet
                                    Title:  Executive Vice President


                                    MDNH PARTNERS, L.P.

                                    By MDNH Trading Corp., its General Partner

                                          By: ______________________________
                                          Name:
                                          Title:


                                    KENDU PARTNERS


                                    By: ______________________________
                                    Name:
                                    Title:

                                    EXHIBIT B
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of December 18, 1998 (the "EFFECTIVE DATE"), is made and entered into by and among MDNH Partners, L.P., a California limited partnership ("MDNH"), Kendu Partners, a California general partnership ("Kendu," and together with MDNH, the "INVESTORS"), and Telscape International, Inc., a Texas corporation (the "COMPANY").

                                    RECITALS:

      A. The Company and the Investors have entered into that certain Securities Purchase Agreement, dated of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Company will sell to the Investors up to 950,000 shares of its Common
Stock, par value $.001 per share.

      B. Pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Securities Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Registrable Securities (as defined below).

      NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1.DEFINITIONS. Capitalized terms defined in the Securities Purchase Agreement shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed below:

      "REGISTRABLE SECURITIES" means all of the Common Stock and any other securities issued or issuable pursuant to the Securities Purchase Agreement as provided therein until (i) a registration statement under the Securities Act covering the offering of such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("RULE 144") are met, (iii) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investors, such securities may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

      "REGISTRATION STATEMENT" See Section 2.1 (a).

                                   ARTICLE II
                               REGISTRATION RIGHTS

      Section 2.1. REGISTRATION STATEMENTS.

      (a) Subject to the terms and conditions of this Agreement and in accordance with the provisions of Section 5.3 of the Securities Purchase Agreement, the Company shall file with the SEC a registration statement on Form S-1 or otherwise appropriate form under the Securities Act (or shall appropriately amend an existing registration statement) (the "REGISTRATION STATEMENT") for the registration of the resale by the Investors of any Registrable Securities that the Investors purchase pursuant to the Securities Purchase Agreement.

      (b) The Registration Statement relating to the Initial Shares shall be declared effective by the SEC no later than nine (9) months following the Initial Closing Date and shall remain in effect until such time as the Investors have sold all of the Initial Shares. Each Registration Statement relating to any Option Shares that the Investors purchase pursuant to the Securities Purchase Agreement shall be declared effective by the SEC no later than nine (9) months following each respective Optional Closing Date and shall remain in effect until such time as the Investors have sold all of the Option Shares.

      (c) In the event (i) the Company fails to obtain the effectiveness of a Registration Statement within the time period set forth in Section 2.1(b), (ii) the effectiveness of the Registration Statement is suspended (other than as required by the filing of post-effective amendments as required by law), or
(iii) an Investor desires to resell, transfer or otherwise dispose of Registrable Securities and a current prospectus meeting the requirements of
Section 10 of the Securities Act is not available for delivery by such Investor, and such occurrence is not the result of any information provided or failed to be provided by such Investor or some unforeseeable catastrophe affecting the operation of the SEC, the Company shall pay to such Investor the amounts set forth in Section 5.8 of the Securities Purchase Agreement.

                                   ARTICLE III
                             REGISTRATION PROCEDURES

      Section 3.1. FILINGS; INFORMATION. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section
2.1 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

      (a) The Company will as expeditiously as possible, prepare and file with the SEC the Registration Statement and use its best efforts to cause such filed Registration Statement to be declared effective as soon as possible and to remain effective thereafter (pursuant to Rule 415 under the Securities Act or otherwise), and the Company will as expeditiously as possible prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed in Section 2.1(b) hereof and comply with the provisions of the Securities

Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investors set forth in such Registration Statement.

      (b) The Company will (i) prior to filing a Registration Statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), furnish to the Investors and counsel for the Investors, copies of such Registration Statement, prospectus, amendment or supplement as proposed to be filed, together with exhibits thereto, (ii) provide the Investors and counsel an adequate and appropriate opportunity to review and comment on such documents,
(iii) not file any such documents to which the Investors or counsel shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, and (iv) thereafter furnish to the Investors and its counsel for their review such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investors or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities that the Investors purchase pursuant to the Securities Purchase Agreement.

      (c) After the filing of the Registration Statement, the Company will promptly notify the Investors of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose; and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

      (d) The Company will use its reasonable good faith efforts to register or qualify the Registrable Securities it sells to the Investors under such other securities or blue sky laws of such jurisdictions in the United States as the Investors may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investors to consummate the disposition of the Registrable Securities that the Investors purchase pursuant to the Securities Purchase Agreement; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

      (e) The Company will immediately notify the Investors upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose that the Company has knowledge of; (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investors and counsel for the Investors any such supplement or amendment to the related prospectus in accordance with paragraph (b) hereof.

      (f) The Company will make available to the Investors (and Investors' counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by the Investors and any attorney, accountant or other professional retained by the Investors (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

      (g) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration
Statement.

      The Company may require the Investors to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC, the NASD or the Principal Market. Each Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for (and the penalties specified in Section 2.1(c) hereof shall not apply in respect of) any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3.1(e) hereof, the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall remain effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to such Investor a prospectus supplemented or amended to conform with the requirements of Section 3.1 (e) hereof.

      Section 3.2.REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all expenses incurred in connection with the registration thereunder including, without limitation, the following (the "REGISTRATION EXPENSES"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses, if any, for independent certified public accountants retained by the Company, (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses (which shall not exceed the sum of (Y) $1,000 of such fees and expenses, and (Z) 50% of any additional fees and expenses in excess thereof up to $5,000 in the aggregate for the Investors, it being understood that the Company shall not have liability for such fees and expenses in excess of $3,000 in the aggregate pursuant to this clause) of counsel for the Investors retained as the Investors' counsel with respect to such Registration Statement. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, such costs to be borne by the Investors.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

      Section 4.1 INDEMNIFICATION.

      (a) INDEMNIFICATION OF INVESTOR. The Company agrees to indemnify and hold harmless each Investor, its members, partners, Affiliates (as defined below), officers, directors, employees and duly authorized agents, and each Person (as defined below), if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person (collectively, the "CONTROLLING PERSONS"), from and against any loss, claim, damage, liability (joint or several), reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "DAMAGES"), and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the Investor expressly for use therein, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

      For purposes of this agreement, "AFFILIATE" shall mean, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and "PERSON" shall mean an individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority or other regulatory body.

      (b) INDEMNIFICATION OF COMPANY. Each Investor agrees, jointly and severally, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each of its Controlling Persons from and against any Damages, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

      (c) ACTION AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action, suit or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon receipt of such notice from the indemnified party, the indemnifying party shall assume the defense of any such action, suit or proceeding, including the employment of counsel (who shall be reasonably acceptable to the indemnified party) and payment of all fees and expenses. An indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and may participate at its own expense in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified person unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel in writing that representation of such indemnified party and indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4.1 or Section 4.2 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party. The indemnifying party shall not be liable for any settlement of any action, suit or proceeding effected without its express prior written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying party agrees to indemnify and hold harmless the indemnified party to the extent provided in this Section 4.1 from and against any Damages by reason of such settlement or judgment.

      Section 4.2 CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to the indemnified parties in respect of any Damages referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages as between the Company on the one hand and the Investors on the other, in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such Damages, as well as any other equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.2. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      Notwithstanding the provisions of this Section 4.2, the Investors shall in no event be required to contribute any amount in excess of the amount by which the total proceeds from the public sale of the Registrable Securities (less underwriting discounts and commissions) exceeds the amount of any Damages which the Investors have otherwise paid in accordance with this Article IV.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 4.2, each person, if any, who controls the Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                                    ARTICLE V
                                  MISCELLANEOUS

      Section 5.1.TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate two (2) years from the date hereof; PROVIDED, HOWEVER, that the provisions of Article IV hereof shall survive any termination of this Agreement.

      Section 5.2.RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any successor or similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investors, the Company will deliver to the Investors a written statement as to whether it has complied with such requirements.

      Section 5.3.AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

      Section 5.4.SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities, provided that the Company shall have the right to require any holder of the Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Securities Purchase Agreement, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      Section 5.5.SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      Section 5.6.NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

      (a)   if to the Company, to:

            Telscape International, Inc.
            2700 Post Oak Boulevard
            Suite 1000
            Houston, Texas  77056
            Attention:  Todd M. Binet,
            Executive Vice President
            Facsimile No.:  (713) 968-0930

      with a copy to:

            Swidler Berlin Shereff Friedman, LLP
            3000 K Street, N.W., Suite 300
            Washington, DC  20007
            Attention:  Morris F. DeFeo, Jr., Esq.
            Facsimile No.:  (202) 424-7643

      (b)   if to the Investor, to:

            Kendu Partners
            220 Bush Street,
            Suite 660
            San Francisco, CA 94104
            Attention:  Doug Engmann
            Facsimile No.: (415) 781-6469

            MDNH Partners, L.P.
            220 Bush Street
            Suite 660
            San Francisco, CA 94104
            Attention:  Herb Kerlan
            Facsimile No.: (415) 781-6469

      with copies to:

            Coblentz, Patch, Duffy & Bass LLP
            222 Kearny Street, 7th Floor
            San Francisco, CA 94108-4510
            Attention: Louis J. Giraudo
            Facsimile No.:  415-989-1663

      Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

      Section 5.7.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      Section 5.8.SUBMISSION TO JURISDICTION. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in a state or federal court located in the State of Texas. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

      Section 5.9.WAIVER OF JURY TRIAL. Each of the Company and each Investor hereby waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this Agreement or under any amendment, waiver, consent, instrument, document or the Agreement delivered or which in the future may be delivered in connection herewith, or arising from any relationship existing in connection with this Agreement, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury. The Company certifies that no officer, representative, agent or attorney of the Investors has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. The Company hereby acknowledges that this provision is a material inducement for the Investors entering into this Agreement.

      Section 5.10HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

      Section 5.11COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

      Section 5.12FURTHER ASSURANCES. Each party hereto shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      Section 5.13REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, hereunto duly authorized, as of the date first set forth above.

                                    TELSCAPE INTERNATIONAL, INC.

                                    By: ______________________________
                                    Name:  Todd M. Binet
                                    Title:  Executive Vice President


                                    MDNH PARTNERS, L.P.

                                    By MDNH Trading Corp., its General Partner

                                          By: ______________________________
                                          Name:
                                          Title:


                                    KENDU PARTNERS

                                    By: ______________________________
                                    Name:
                                    Title: